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                                                                   Exhibit 10.88

                        Equity Interests Pledge Agreement

This Equity Interests Pledge Agreement (the "Agreement") is entered into on the day of August 15, 2004 by and between the following parties:

Pledgee:       Hurray! Times Communications (Beijing) Ltd.
Address:

Pledgor:       Wang Xiaoping
ID Card No.:   440112611107062
Address:       Room 2, No. 47 Daywan, 470 Xingangzhonglu, Guangzhou

WHEREAS,

1. Wang Xiaoping, the Pledgor, is a citizen of the People's Republic of China ("PRC"). The Pledgor owns 50% of the equity interest in Beijing Enterprise Network Technology Co., Ltd. Beijing Enterprise Network Technology Co., Ltd. is a limited liability company registered in Beijing, PRC carrying on value added telecommunication business.

2. The Pledgee, a wholly foreign-owned company registered in Beijing, PRC, has been licensed by the PRC relevant government authority to engage in the business of technology development, software production, integrated system and technical services. The Pledgee and Beijing Enterprise Network Technology Co., Ltd. owned by the Pledgor enter into Exclusive Technical Consulting and Services Agreement (the "Service Agreement") on August 15, 2004.

3. In order to make sure that the Pledgee collects technical consulting and service fees as normal from Beijing Enterprise Network Technology Co., Ltd., the Pledgor is willing to pledge all its equity interest in Beijing Enterprise Network Technology Co., Ltd. to the Pledgee as a security for the Pledgee to collect technical consulting and service fees under the Service Agreement.

     In order to implement the terms of the service agreement, the Pledgee and the Pledgor through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.   Definitions

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

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     1.1  Pledge means the full content of Article 2 hereunder

     1.2 Equity Interest means all its 50% equity interests in Beijing Enterprise Network Technology Co., Ltd. legally held by the Pledgor.

     1.3 Rate of Pledge means the ratio between the value of the equity interest pledged under this Agreement and the technical consulting and service fees under the Service Agreement.

     1.4 Term of Pledge means the period provided for under Article 3.2 hereunder.

     1.5 Service Agreement means the Exclusive Technical Consulting and Service Agreement entered into by and between Beijing Enterprise Network Technology Co., Ltd. and the Pledgee.

     1.6  Event of Default means any event under Article 7 hereof.

     1.7 Notice of Default means the notice of default issued by the Pledgee in accordance with this Agreement.

2.   Pledge

     2.1 The Pledgor agrees to pledge all its equity interest in Beijing Enterprise Network Technology Co., Ltd. to the Pledgee as guarantee for the technical consulting and service fee payable to the Pledgee under the Service Agreement.

     2.2 Pledge under this Agreement refers to the rights owned by the Pledgee who shall be entitled to have priority in receiving payment arising from conversion of the equity interests pledged by the Pledgor to the Pledgee into money or auction or sale of the equity interests.

3.   Rate and Term of Pledge

     3.1  The rate of Pledge

          3.1.1 The rate of pledge shall be 100%

     3.2  The term of Pledge

          3.2.1 The Pledge of equity interests under this Agreement shall take effect as of the date when the equity interests under this Agreement are recorded

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               in the Register of Member of Beijing Enterprise Network
               Technology Co., Ltd. and registered with the competent Administration for Industry and Commerce. The term of the Pledge is the same as the term of Service Agreement.

          3.2.2 During the term of the Pledge, the Pledgor shall be entitled to dispose of the right to the Pledge in accordance with this Agreement in the event that Beijing Enterprise Network Technology Co., Ltd. fails to pay technical Consulting and service fee in accordance with the Service Agreement.

4.   Physical Possession of Pledge Documents

     4.1 The Pledgee shall be entitled to receive the dividends from the equity interests.

5.   Warranties and Representations of the Pledgor

     5.1  The Pledgor is the legal owner of the equity interests.

     5.2 Except as otherwise provided hereunder, the Pledgee shall not be interfered with any parties at any time when the Pledgee exercises its rights in accordance with this Agreement.

     5.3 Except as otherwise provided hereunder, the Pledgee shall be entitled to dispose of or assign the right to the pledge in accordance with this Agreement.

     5.4 The Pledgor does not pledge the equity interests to any other person except for the Pledgee.

6.   Undertaking of the Pledgor

     6.1 During the effective term of this Agreement, the Pledgor undertakes to the Pledgee that the Pledgor shall:

          6.1.1 Except for the transfer of equity interest by the Pledgor to the party designated by Hurray! Holding Co., Ltd. pursuant to the Contract Relating to the Exclusive Purchase Right of Equity Interest entered into among the Pledgor,

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               Hurray! Holding Co., Ltd. and Beijing Enterprise Network
               Technology Co., Ltd., not transfer or assign the equity interests, create or permit to be created any pledges which may have an effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;

          6.1.2 Comply with and implement all laws and regulations with respect to the pledge of rights, present to the Pledgee the notices, orders or suggestions with respect to the right to Pledge issued or made by the competent authority within five days upon receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee.

          6.1.3 Timely notify the Pledgee of any events or any received notices which may affect the Pledgor's equity interest or any part of its right, and any events or any received notices which may change the Pledgor's any warranty and obligation under this Agreement or which may affect the Pledgor's performance of its obligations under this Agreement.

     6.2 The Pledgor agrees that the Pledgee's right to exercise the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor.

     6.3 The Pledgor warrants to the Pledgee that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Service Agreement, the Pledgor shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and/or perform and cause other parties who have interests to take action as required by the Pledgee and make access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests with the Pledgee or the person (natural person/legal entity) designed by the Pledgee, and provides all the notices, orders and decisions regarded as necessary by the Pledgee to the Pledgee within the reasonable time.

     6.4 The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. The Pledgor shall compensate all the

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          losses suffered by the Pledgee for the reasons that the Pledgor does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7.   Events of Default

     7.1  The following events shall be regarded as the event of default:

          7.1.1 Beijing Enterprise Network Technology Co., Ltd. fails to make full payment of the technical consulting and service fees as scheduled under the Service Agreement;

          7.1.2 The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor is in violation of any representations and warranties under Article 5 herein;

          7.1.3 The Pledgor violates the covenants under Article 6 herein;

          7.1.4 The Pledgor violates any terms and conditions herein;

          7.1.5 The Pledgor waives the pledged equity interests or transfers or assigns the pledged equity interests without prior written consent of the Pledgee, except as provided in Article 6.1.1 in this Agreement;

          7.1.6 The Pledgor's any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date because of breach of contract; or (2) are due but cannot be repaid or performed as scheduled and thereby cause the Pledgee to believe that the Pledgor's capacity to perform the obligations herein is affected;

          7.1.7 The Pledgor is incapable of repaying the general debt or other debt;

          7.1.8 This Agreement becomes illegal or fails to perform its obligations herein due to the promulgation of relevant laws;

          7.1.9 Any approval, permits, licenses or authorization from the competent authority of the government necessary for the performance of this Agreement or legality or effectiveness of this Agreement are withdrawn, suspended, invalidated or materially amended;

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          7.1.10 The property of the Pledgor is adversely changed and causes the
               Pledgee to believe that the capability of the Pledgor to perform the obligations herein is affected;

          7.1.11 The successors or custodian of the Pledgor are only entitled to perform a portion of or refuse to perform the payment liability under the Service Agreement;

          7.1.12 Other circumstances whereby the Pledgee is incapable of exercising the right to dispose the Pledge in accordance with the related laws.

     7.2 The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened.

     7.3 Unless the event of default under Article 7.1 herein has been solved to the Pledgee's satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the outstanding service fees under the Service Agreement and other payables or dispose the Pledge in accordance with Article 8 herein.

8.   Exercise of the Right to the Pledge

     8.1 The Pledgor shall not transfer or assign the equity interests without prior written approval from the Pledgee prior to the full repayment of the consulting and service fee under the Service Agreement.

     8.2 The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the right to pledge.

     8.3 Subject to Article 7.3, the Pledgee may exercise the right to dispose the Pledge at any time when the Pledgee gives a notice of default in accordance with Article 7.3 or thereafter.

     8.4 The Pledgee is entitled to have priority in receiving payment arising from conversion of whole or part of the equity interests pledged herein into money or auction or sale of the equity interests in accordance with legal procedure until the outstanding technical consulting and service fees and all other payables under the Service Agreement are repaid.

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     8.5  The Pledgor shall not hinder the Pledgee from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9.   Transfer or Assignment

     9.1 The Pledgor shall not donate or transfer his rights and obligations herein without prior consent from the Pledgee.

     9.2 This Agreement shall be binding upon the Pledgor and his successors and be effective to the Pledgee and his each successor and assignee.

     9.3 The Pledgee may transfer or assign all or any of his rights and obligations under the Service Agreement to any individual (natural person / legal person) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. When the Pledgee transfers or assigns the rights and obligations under the Service Agreement, at the request of the Pledgee, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

     9.4 After the change of Pledgee because of the transfer or assignment, the new parties to the pledge shall reexecute a pledge contract.

10.  Termination

This Agreement shall not be terminated until the consulting and service fees under the Service Agreement are paid off and Beijing Enterprise Network Technology Co., Ltd. will not undertake any obligations under the Service Agreement any more, and the Pledgee shall cancel or terminate this Agreement within reasonable time as soon as practicable.

11.  Formalities Fees and other Charges

     11.1 The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, the Pledgor shall fully indemnify such taxes paid by the Pledgee.

     11.2 The Pledgor shall be responsible for all the fees (including but not limited to

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          any taxes, formalities fees, management fees, litigation fees, attorney's fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgor for the reason that the Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement; or the Pledgee has recourse to any foregoing taxes, charges or fees by any means for other reasons.

12.  Force Majeure

     12.1 If this Agreement is delayed in or prevented from performing in the Event of Force Majeure ("Event of Force Majeure"), only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, means any unforeseen events beyond the reasonable control of a party and cannot be prevented by the affected party even with reasonable care, including without limitation acts of governments, acts of nature, fire, explosion, geographical change, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the reasonable control of a party. The party affected by the Event of Force Majeure who seeks for exemption from performing any obligations under this Agreement or under any Article herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

     12.2 The party affected by Force Majeure shall not assume any liability under this Agreement. However, subject to the party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the Party seeking for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

13.  Dispute Resolution

     13.1 This Agreement shall be governed by and construed in accordance with the PRC law.

     13.2 The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, either party can submit such matter to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in accordance with its arbitration rules currently in force.

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          The arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

14.  Notice

     14.1 Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing. Where such notice is delivered personally, it shall be deemed to have been served at the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, it shall be deemed to have been served at the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, it shall be deemed to have been served on the next business day following such day. The delivery place shall be the address first written above of the parties hereto or the address advised in writing including facsimile and telex from time to time.


15.  Effectiveness

     15.1 This agreement and any amendments, supplements, or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

     15.2 This Agreement is executed in duplicate in Chinese.

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                        Equity Interests Pledge Agreement

     (No text on this page)


The Pledgee: Hurray! Times Communications (Beijing) Ltd. (Seal affixed)

Authorized Representative: (Signed)

The Pledgor: Wang Xiaoping

Signature: (Signed)

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